Exhibit (e)(2)(ii)

Schedules A and B to

To Amended and Restated Distribution Contract

Amended as of September 30, 2011

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Debt Fund

Ashmore Emerging Markets Local Currency Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Sovereign Debt Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund

Ashmore Emerging Markets Small-Cap Equity Fund

Dated as of: September 30, 2011

Schedule B

ASHMORE FUNDS

Share Classes

All Funds

Institutional Class

Class A

Class C

Dated as of: September 30, 2011

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:
Title:

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:
Name:
Title:

Date: September 30, 2011

[Schedules A and B to Distribution Contract]